Exhibit 10.14

TILLY’S

REPRICED STOCK OPTION GRANT AGREEMENT

PURSUANT TO 2007 PLAN

                    (the “Optionee”) had been granted an option (the “Option”) to purchase shares of the Common Stock of World of Jeans & Tops, dba Tilly’s (the “Company”), pursuant to the Stock Option Grant Agreement dated                     (the “Prior Stock Option Grant”), the Company’s 2007 Stock Option Plan (the “Plan”) and related Stock Option Agreement (the “Option Agreement”), the provisions of which are incorporated herein by reference. This Repriced Stock Option Grant Agreement dated                     amends the Prior Stock Option Grant only with regard to the Exercise Price. All other terms of your Prior Stock Option Grant are restated below and remain unchanged.

Type of Option:	Incentive Stock Option
X Nonqualified Stock Option

The following terms shall have their respective meanings as set forth below or in the Plan:

“Date of Option Grant” means             .

“Number of Option Shares” means             shares of Stock.

“Exercise Price” means $            per share of Stock.

“Initial Vesting Date” means the date which is the first anniversary of the Date of Option Grant, above.

“Option Expiration Date” means the date ten (10) years after the Date of Option Grant.

“Vested Ratio” means, on any relevant date, the ratio determined as follows:

Prior to the Initial Vesting Date, the Vested Ratio shall be zero.

On the Initial Vesting Date, the Vested Ratio shall be one-quarter.

On each anniversary of the Initial Vesting Date, the Vested Ratio shall increase by one-quarter as set forth below:

Date	Total Vested Ratio
2nd Anniversary	Two-fourths
3rd Anniversary	Three-fourths
4th Anniversary	Four-Fourths

“Right to Exercise” is set forth at Section 3.1 of the Optionee’s Stock Option Agreement dated as of the Date of Option Grant.

By their signatures below, the parties hereto agree that the Option is governed by the terms and conditions of the Plan as in effect on the Date of Option Grant and the Option Agreement, both of which are attached hereto. The Optionee acknowledges receipt of a copy of the Plan and the Option Agreement, represents that he or she is familiar with the provisions contained therein, and hereby accepts the Option subject to all of the terms and conditions thereof. Further, the Optionee represents they are acquiring the Option for their own account and not for sale or distribution.

OPTIONEE	WORLD OF JEANS & TOPS

By:

Name:	Hezy Shaked, Chairman & CEO

Address:	10 Whatney
Irvine, California 92618

Attachments:     2007 Stock Option Plan; Stock Option Agreement Pursuant to 2007 Plan

(Attachments previously provided)

Repriced Stock Option Grant Agreement Amendment 10/08/10